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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the use of our reports(1) dated January 28, 2004, with respect to the consolidated financial statements of Thrivent Financial for Lutherans, and (2) March 19 2004, with respect to the financial statements of Thrivent Variable Annuity Account
II in this Post-Effective Amendment No. 8 to the Registration Statement on
Form N-4 and related Prospectus of Thrivent Variable Annuity Account II.


/s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
April 19, 2004